UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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BRISTOL-MYERS SQUIBB COMPANY
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE R LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD LEADERS VICTOR LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes against the issuance of shares of Common Stock, $0.10 par value per share, of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), pursuant to the proposed merger with Celgene Corporation (“Celgene”) at the special meeting of stockholders of the Company (the “Special Meeting”).

On March 29, 2019, Starboard issued the following press release announcing the withdrawal of its solicitation against the proposals related to the proposed merger with Celgene at the Special Meeting. Starboard will not vote any proxies received from stockholders of the Company on the blue proxy card at the Special Meeting. Any stockholder wishing to vote on the proposals related to the Celgene merger can do so on the Company’s white proxy card.

STARBOARD ISSUES STATEMENT ON BRISTOL-MYERS

NEW YORK, NY - March 29, 2019 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), a shareholder of Bristol-Myers Squibb Company (“Bristol-Myers” or the “Company”) (NYSE:BMY), today provided the following statement on its investment in Bristol-Myers.

“We are extremely disappointed by the conclusions reached by the proxy voting advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”). We continue to feel strongly that the proposed transaction between Bristol-Myers and Celgene Corporation (“Celgene”) is a bad deal for shareholders that carries too much risk and therefore intend to vote our shares against the deal at the upcoming special meeting. We also recognize that, despite the substantial swell of support against this transaction, it is extremely difficult for shareholders to prevail without a supportive recommendation from ISS and Glass Lewis to vote against the transaction. Therefore, Starboard has decided to withdraw its proxy solicitation to vote against the Celgene transaction. However, if shareholders want to protect and save Bristol-Myers, they can still vote against the Company’s proposed acquisition of Celgene on the Company’s white proxy card.”

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com